UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

Sara Lee Corporation

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification Number)

Three First National Plaza, Chicago, Illinois 60602-4260

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 726-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2006, the Compensation and Employee Benefits Committee (the “Committee”) of the Board of Directors of Sara Lee Corporation (the “Company”) adopted amendments to the Sara Lee Corporation Severance Plans for Corporate Officers (the “Severance Plans”) to bring the Severance Plans in line with evolving trends in executive compensation among large public companies. The Severance Plans provide specified benefits upon the involuntary termination of employment of a corporate officer of the Company who has been elected by the Board of Directors. The Severance Plans consist of two separate plans: a plan that covers involuntary termination not involving a change in control of the Company (the “Involuntary Termination Plan”) and a plan that covers termination of employment following a change in control of the Company (the “CIC Plan”). Following is a summary of changes effected by the amendments to the Severance Plans.

Involuntary Termination Plan

Severance Pay. The amended Involuntary Termination Plan provides that if an officer’s employment is terminated without cause, the officer will receive severance payments for a minimum of 12 months and a maximum of 24 months, based upon the officer’s years of service to the Company. Each severance payment equals the officer’s salary plus 75% of the officer’s target annual incentive bonus, computed on a monthly basis. An officer who was an Executive Vice President or Senior Vice President also is entitled to continued financial planning assistance provided by the Company through the severance period. The former Involuntary Termination Plan provided that, at the discretion of the Chief Executive Officer, severance payments may be increased by up to six months’ salary, for a maximum of 30 months of severance payments, and may include an additional prorated portion of the terminated officer’s target annual incentive bonus for the severance period of up to 50% of the maximum annual incentive bonus. The amended plan eliminates these discretionary payments.

Termination of Severance. The former Involuntary Termination Plan provided that severance pay stopped when the terminated officer reaches the normal retirement age of 65. Under the amended Involuntary Termination Plan, severance payments do not automatically cease when the terminated officer reaches a certain age but will cease if the terminated officer starts to draw pension benefits.

Change In Control Plan

Change in Control Definition. Minor changes were made to conform the definition of a “change in control” to the definition contained in other employee benefit plans of the Company.

Amount of Benefits. Under the former CIC Plan, any officer who was terminated involuntarily within two years after (or within six months prior to) a change in control would receive (i) two times the officer’s salary and annual bonus based upon the target bonus rate in effect on the date of termination, if the officer held a position below the level of Executive Vice President, and (ii) three times the officer’s salary and annual bonus based upon the target bonus rate in effect on the date of termination, if the officer held a position of Executive Vice President or higher. Under the amended CIC Plan, (a) the bonus amount used in the benefit calculation has been changed to 75% of the terminated officer’s target annual bonus rate in effect on the date of termination, and (b) the severance multiple for an officer holding a position of Executive Vice President or higher has been reduced from three times to 2.5 times the terminated officer’s salary and 75% of the target annual bonus.

Vesting of Stock Options and Restricted Stock. Stock options or restricted stock units (“RSUs”) granted to an officer after the effective date of the amendments to the Severance Plans automatically shall vest and forfeiture restrictions shall lapse if two events occur: (i) there has been a change in control of the Company and (ii) a “qualifying termination” of such officer has occurred; provided, however, that if the transaction giving rise to the change in control is an offer to purchase all of the Company’s outstanding voting stock for cash, then such options shall automatically vest and the forfeitures conditions on the RSUs automatically shall lapse upon the change in control. Under the former CIC Plan, stock options held by an officer automatically would vest and the forfeiture restrictions on RSUs automatically would lapse upon the change in control.

Excise Tax Equalization Payments. Under the former CIC Plan, if any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make tax equalization payments with respect to the officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed three hundred thirty percent (330%) of such officer’s “base amount” (as determined under Section 280G(b) of the Internal Revenue Code). Otherwise, the payments made to such officer in connection with a change in control that are classified as parachute payments would be reduced so that the value of the total payments to such officer would be one dollar ($1) less than the maximum amount such officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code. Under the amended CIC Plan, the Company will not make tax equalization payments with respect to any officer’s compensation for any federal, state or local income or excise taxes, or for any penalties or interest. If any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, and if reducing the amount of the payments would result in greater benefits to the officer (after taking into consideration the payment of all income and excise taxes that would be owing as the result of the change in control payments), the Company will reduce the change in control payments by the amount necessary to maximize the benefits received by such officer, determined on an after-tax basis.

Separation Agreement. Under the amended CIC Plan, no benefits will be payable to a terminated officer until the officer and the Company have executed a Separation Agreement and Release (in substantially the form approved by the Committee or its Chairman).

Delayed Payments. Where applicable, both the Involuntary Termination Plan and the CIC Plan have been amended to authorize the Committee to modify the timing of any payment if the Committee reasonably determines that Section 409A of the Internal Revenue Code will result in the imposition of additional tax if such payment is made before the expiration of the 6-month period described in Section 409A(a)(2)(B)(i), in which case such payment will not commence until the date that is six months and one day after the date of the affected officer’s separation from service (as defined in Code Section 409A) or, if earlier, the date of the officer’s death.

Administrative Procedures. The Severance Plans have been amended to clarify certain administrative procedures, such as clarifying that any dispute over eligibility or denial of benefits must be appealed through the Company’s internal administrative appeals process before an officer may pursue a legal action.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2006, the Company’s Board of Directors elected Cynthia B. Carroll as a director, effective August 1, 2006. Ms. Carroll is Senior Vice President of Alcan Inc. and President and Chief Executive Officer of Alcan’s Primary Metal Group. The Company has not yet determined the Committees of the Board to which Ms. Carroll will be appointed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On June 29, 2006, the Board of Directors of the Company adopted amendments to the Company’s Bylaws. The amendments were made primarily to enable the Company to be eligible to register its shares for the direct registration system and to update the Bylaws for changes in Maryland law since the Bylaws were last reviewed. The following is a summary of changes effected by adoption of the amendments to the Bylaws.

ARTICLE I. MEETINGS OF STOCKHOLDERS.

Quorum. The amended Bylaws allow the chairman of a stockholders meeting to adjourn the meeting if a quorum is not present at the meeting. Additionally, the amended Bylaws clarify that stockholders present either in person or by proxy at a meeting which has been duly called and convened may continue to transact business until the adjournment of that meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Organization and conduct of stockholder meetings. The amended Bylaws add to the list of the rules, regulations and procedures that may be established by the chairman of a stockholders meeting the authority to adopt additional rules, regulations and procedures to comply with any state and local laws and regulations concerning safety and security.

Nominations and Proposals by Stockholders. The Maryland General Corporation Law permits companies to include in their bylaws a time period during which stockholder proposals for director nominations and for other business to be conducted at the annual meeting of stockholders must be received by the company. The Company’s Bylaws include such an advance notice provision. In addition, the rules of the Securities and Exchange Commission specify a time period during which a stockholder must deliver notice to such company if the stockholder desires to submit a proposal for possible inclusion in a company’s proxy statement. Under the former Bylaws, the Company’s advance notice bylaw provision resulted in two separate time periods relating to stockholder submissions for each annual meeting (i.e., one under the advance notice provision and one under the SEC’s rules). In order to better align the time period covered by the advance notice Bylaws provision with the SEC’s rule regarding submission of stockholder proposals, the Company has amended the time period set forth in the advance notice provision of its Bylaws.

The former Bylaws required advance notice of stockholder proposals for nominees for director and for other business to be brought before an annual meeting of stockholders to be delivered 90 to 120 days before the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. The amended Bylaws provide that, commencing with the 2007 annual meeting, such advance notice shall be required to be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The former Bylaws required advance notice of stockholder nominees for director at a special meeting called for the purpose of electing directors to be delivered 90 to 120 days prior to such special meeting. The amended Bylaws provide that, in the event the Company calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, a stockholder may nominate an individual or individuals for election as a director as specified in the Company’s notice of meeting, if the stockholder’s notice required by the advance notice provisions is delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

The former Bylaws established procedures for the verification of information provided by the stockholder making the proposal. The amended Bylaws clarify that if any information submitted by such stockholder is inaccurate to any material extent, such information may be deemed not to have been provided in accordance with the Bylaws.

Other provisions in the former Bylaws relating to the submission of stockholder proposals for nominees for directors and for other business have not been amended.

ARTICLE II. BOARD OF DIRECTORS.

Notice. The amended Bylaws contain updated provisions governing notice of Board meetings, which permit notice by e-mail.

Informal Actions. The amended Bylaws provide that, in accordance with the Maryland General Corporation Law, unanimous consents in lieu of a meeting of the Board, or any committee, may be given by electronic transmission, as well as in writing.

ARTICLE III. COMMITTEES OF THE BOARD OF DIRECTORS

The amended Bylaws reflect the change in the name of one standing committee of the Board to the Corporate Governance, Nominating and Policy Committee. The amended Bylaws also reflect the elimination of the Employee and Public Responsibility Committee, as the responsibilities of that Committee have been transferred to the Corporate Governance, Nominating and Policy Committee.

ARTICLE IX. STOCK.

Certificates. The amended Bylaws clarify that the Company is permitted to issue uncertificated shares of stock.

Transfers. The amended Bylaws clarify that all transfers of stock will be subject to the Company’s charter and that transfers of stock shall be made on the Company’s books in such manner as the Board of Directors or any officer of the Company may prescribe.

Registration. The amended Bylaws provide that an original or duplicate stock ledger may also be maintained at such other office or agency as the Board of Directors, the Chairman of the Board or the President shall prescribe.

Replacement Certificates. The amended Bylaws establish procedures for lost, destroyed, stolen or mutilated stock certificates and clarify that a bond is required as a condition precedent to the issuance of a new certificate or certificates, unless otherwise determined by an officer of the Company.

Fractional Stock. The amended Bylaws add a new provision incorporating provisions of Maryland law governing the issuance of fractional stock.

Other Changes. In addition to the amendments described above, the amended Bylaws include certain non-substantive and organizational changes as necessary to the adoption of the foregoing amendments to the Company’s Bylaws.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

SARA LEE CORPORATION (Registrant)

By:	/s/ Roderick A. Palmore
Executive Vice President, General Counsel and Secretary